KPMG LLP	Telephone	(604) 691-3000
Chartered Accountants	Fax	(604) 691-3031
PO Box 10426 777 Dunsmuir Street	Internet	www.kpmg.ca
Vancouver BC V7Y 1K3
Canada
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Great Basin Gold Ltd.
We consent to the use of our audit report dated February 24, 2006, on the consolidated balance sheets of Great Basin Gold Ltd. as at December 31, 2005 and 2004 and the consolidated statements of operations, deficit and cash flows for each of the years in the three-year period ended December 31, 2005 and our audit report dated March 9, 2007 on the related supplemental note entitled “Reconciliation with United States Generally Accepted Accounting Principles — Item 18”, all incorporated by reference in this registration statement on Form F-10 and to the reference to our firm under the heading “Interest of Experts” in the short form prospectus included in the registration statement on Form F-10.
/s/ KPMG LLP
Vancouver, Canada
March 21,2007
KPMG LLP, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss cooperative.